UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 12, 2013
SLAVIA, CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-181747	99-0373704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Bay View Drive, Point Roberts, WA 98281		98281
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(702) 430-1884
3050 Erin Centre Blvd., Unit 69, Mississauga, Ontario L0M 0P5
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 12, 2013, Ksenia Shpeyzer resigned as Director, President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and, if any, from all other positions and offices of the Company, effective immediately. Ms. Shpeyzer’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Concurrently, Stephen Fowler consented to and was appointed as Director, President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer and Principal Accounting Officer of the Company, effective immediatelyto fill the vacancy of Ms. Shpeyzer’s resignation.

Stephen Fowler– Director, President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer and Principal Accounting Officer

Stephen Fowler, age 60, has over 30 years of experience in assisting businesses in the field of accounting, technology, investment banking and venture capital in North America, the United Kingdom and the rest of Europe.

Mr. Fowler is currently the president of Mobetize Inc. and Telupay Inc., lead innovators of mobile commerce, mobile payments and banking solutions for alternative financial companies, telecom operators, merchants and banks.  Mobetize has mobile and online solutions for remittance, airtime recharge, payments and billing and Telupay has solutions for mobile banking. Since 2006, he has also been the CEO of Forte Finance Limited.  Forte Finance Limited has engaged in corporate, strategic planning advice and consultation primarily to small cap companies by assisting them in raising capital from equity and in addition creating programs to increase shareholder value and share liquidity. These companies were headquartered in Canada, USA and the UK operating in the oil and gas, mineral exploration, clean-technology and high-technology industries.

From February 2010 to September 2011, Mr. Fowler was the Co-Founder, Director and Corporate Advisor of Telupay PLC.  Telupay PLC developed and deployed a fully secure mobile banking and eCommerce payments solution provider for banks, telcos or remittance companies.

Mr. Fowler earned his B.A. in Business Administration & Accounting in Brighton, Sussex, United Kingdom.  Further, Mr. Fowler has completed the Canadian Securities Course Investment Securities Exam and has taken the Branch Manager Exam in investment banking, Chartered Accounting course in accounting, law and tax, and the CPA accounting course.

Our company believes that Mr. Fowler’s educational background, and business and operational experience give him the qualifications and skills necessary to serve as Director, President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer and Principal Accounting Officer of our company. Our board of directors now consists solely of Stephen Fowler.

There has been no transaction since the beginning of the registrant’s last two completed fiscal years, or any currently proposed transaction, in which the registrant was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the smaller reporting company’s total assets, and in which any related person had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLAVIA, CORP.
/s/ Stephen Fowler
Stephen Fowler
Director, President and Principal Executive Officer

Date:	July 15, 2013

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